SECURITIES AND EXCHANGE COMMISSION
                       ----------------------------------
                             Washington, D.C. 20549




                                    FORM 8-K
                                    --------
                                 CURRENT REPORT




     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934





       Date of Report (Date of Earliest Event Reported) February 17, 2004


                         COMMISSION FILE NUMBER: 1-5555


                            WELLCO ENTERPRISES, INC.
                            -------------------------
               (Exact name of registrant as specified in charter)


   NORTH CAROLINA                                           56-0769274
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(State of Incorporation)                   ( I.R.S. Employer Identification No.)





            150 Westwood Circle, P.O. Box 188, Waynesville, NC 28786
            --------------------------------------------------------
                     (Address of Principal Executive Office)


         Registrant's telephone number, including area code 828-456-3545
                                                            ------------










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ITEM 12. Results of Operations and Financial Condition

The following information is furnished pursuant to Item 12, "Results of Operations and Financial Condition."

On February 17, 2004, Wellco Enterprises, Inc. issued a press release regarding its operating results for the six months ended January 3, 2004, the second quarter of fiscal year 2004. A copy of this press release is attached hereto as
Exhibit 99(a).


Exhibit Index

99(a) Press release, dated: February 17, 2004, issued by Wellco Enterprises,
Inc.






                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                            WELLCO ENTERPRISES, INC.


 /s/ David Lutz
------------------------------------
 David Lutz
 President - Chief Executive Officer


Dated: February 17, 2004














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                                                                  Exhibit 99(a)

              WELLCO ENTERPRISES, INC. ANNOUNCES OPERATING RESULTS
  FOR THE FISCAL QUARTER AND SIX MONTHS ENDED JANUARY 3, 2004 AND ACTION TAKEN
                          AT BOARD OF DIRECTORS MEETING

Waynesville, North Carolina, February 17, 2004--Wellco Enterprises, Inc. (AMEX-WLC) today reported net income for the six month period ended January 3, 2004 of $967,000, equivalent to basic earnings per share of $.82 ($.80 diluted), from revenues of $20,006,000. This compares to net income after cumulative effect of change in accounting principle of $230,000, equivalent to basic earnings per share of $.20 ($.19 diluted), from revenues of $10,506,000 in the prior year six month period ended December 28, 2002.

Compared to the prior period, total revenues in the current period increased by $9,500,000. In late March, 2003, the Defense Supply Center Philadelphia (DSCP, the Department of Defense agency with which the Company contracts for the manufacture of combat boots) invoked its surge option under a contract. Invoked in response to the need for desert boots used by U. S. Armed Forces personnel in Iraq, the surge option requires Wellco to significantly increase its rate of boot production. In the current period the Company shipped 126,000 more pairs of combat boots than in the prior period. In addition, current period revenues increased by $511,000 over the prior period for sales under a small contract with DSCP to supply the Extreme Cold Weather (Mukluk) boots. During the current period, revenues from the new Infantry Combat Boot (ICB) were only $95,000.

Revenues from technical assistance fees and equipment rentals from licensees, which vary with licensee sales, were greater in the current period because of increased sales of certain licensees.

Prior six-month period net income of $458,000 as previously reported has been reduced by a $228,000 write-off of goodwill, originally recorded in the fourth quarter of fiscal year 2003. Under the applicable accounting standard, this write-off was recorded in the fourth quarter of fiscal year 2003, and interim periods for fiscal year 2003 are restated to reflect the write-off in the first quarter of that year.

For the three month period ended January 3, 2004 net income of $551,000, equivalent to basic and diluted earnings per share of $.46, from revenues of $11,389,000 for its fiscal quarter ended January 3, 2004 (current three month period), the second quarter of the 2004 fiscal year. This compares with net income of $64,000, equivalent to basic and diluted earnings per share of $.05, from revenues of $5,248,000 in the prior year quarter ended December 28, 2002 (prior three month period).

Compared to the prior period, total revenues in the current period increased by $6,141,000 (117%). In the current period the Company shipped 82,000 more pairs of combat boots than in the prior period. In addition, current period revenues increased by $108,000 over the prior period for sales under a small contract with DSCP to supply the Extreme Cold Weather (Mukluk) boots. During the current period, revenues from the Infantry Combat Boot (ICB) were $95,000.

At a February 17, 2004 meeting, the Wellco Board of Directors declared a cash dividend of $.10 per share payable on April 2, 2004 to shareholders of record on March 8, 2004.

Except for historical information, this Release includes forward-looking statements that involve risks and uncertainties, including, but not limited to, the receipt of contracts from the U. S. government and others, and the performance thereunder, the ability to control costs under fixed price contracts, the cancellation of contracts, and other risks detailed from time to time in the Company's Securities and Exchange Commission filings, including Form 10-K for the year ended June 28, 2003. Those statements include, but may not be limited to, all statements regarding intent, beliefs, expectations, projections, forecasts, and plans of the Company and its management. Actual results may differ materially from management expectations. The Company assumes no obligations to update any forward-looking statements.



Contact:
Wellco Enterprises, Inc.
Waynesville, North Carolina
David Lutz,  President and Chief Executive Officer
Phone: 828-456-3545, extension 102








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                            WELLCO ENTERPRISES, INC.
                         CONSOLIDATED OPERATING RESULTS
                                   (UNAUDITED)

        (000's omitted except for per share amounts and number of shares)

                            Fiscal Three Months Ended  Fiscal Six Months Ended
-------------------------------------------------------------------------------
                            January 3,   December 28,  January 3,  December 28,
                                  2004           2002        2004          2002
-------------------------------------------------------------------------------
Revenues                       $11,389         $5,248     $20,006       $10,506
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Operating Income                   753             84       1,266           556
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Net Interest Income
 (Expense)                         (36)            (9)        (61)          (11)
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Income Before Income
 Taxes                             717             75       1,205           545
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Provision for Income
 Tax                               166             11         238            87
-------------------------------------------------------------------------------
Income before Cumulative
 Effect of Change in
 Accounting Principle              551             64         967           458
-------------------------------------------------------------------------------
Cumulative Effect of
 Change in Accounting
 Principle                          -              -           -           (228)
-------------------------------------------------------------------------------
Net Income                         551             64         967           230
-------------------------------------------------------------------------------
Basic, Before Cumulative
 Effect                          $0.46          $0.05       $0.82         $0.39
-------------------------------------------------------------------------------
Cumulative Effect                   -              -           -         ($0.19)
-------------------------------------------------------------------------------
Basic, After Cumulative
 Effect                          $0.46          $0.05       $0.82         $0.20
-------------------------------------------------------------------------------
Diluted, Before Cumulative
 Effect                          $0.46          $0.05       $0.80         $0.38
-------------------------------------------------------------------------------
Cumulative Effect                   -              -           -         ($0.19)
-------------------------------------------------------------------------------
Diluted, After Cumulative
 Effect                          $0.46          $0.05       $0.80         $0.19
-------------------------------------------------------------------------------
Weighted Average Number
 of Common Shares Outstanding:
-------------------------------------------------------------------------------
For Basic Earnings
 Per Share                   1,185,746      1,184,931   1,185,746     1,183,857
-------------------------------------------------------------------------------
For Diluted Earnings
 Per Share                   1,208,260      1,212,891   1,202,048     1,216,723
-------------------------------------------------------------------------------





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